Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS SECOND QUARTER 2010 RESULTS

Financial and Business Highlights

•                  Service revenue for Q2 2010 of $64.4 million — an increase of 2.6% from $62.8 million for Q1 2010 and an increase of 11.0% from $58.0 million for Q2 2009

•                  Foreign exchange negatively impacts revenue growth from Q1 2010 to Q2 2010 by $1.2 million

•                  EBITDA, as adjusted, of $18.9 million for Q2 2010 - an increase of 7.8% from $17.5 million for Q1 2010 and an increase of 13.3% from $16.7 million for Q2 2009

•                  Operating income for Q2 2010 of $3.0 million - an increase of 10.9% from $2.7 million for Q1 2010 - the operating (loss) was $(1.1) million for Q2 2009

•                  23,376 customer connections on the Cogent network at the end of Q2 2010 - an increase of 5.1%  from 22,237 customer connections at the end of Q1 2010 and an increase of 14.4%  from 20,428 customer connections at the end of Q2 2009

•                  1,503 on-net buildings on the Cogent network at the end of Q2 2010 - an increase of 28 on-net buildings from 1,475 on-net buildings at the end of Q1 2010 and an increase of 114 on-net buildings from 1,389 on-net buildings at the end of Q2 2009

[WASHINGTON, D.C. August 5, 2010] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $64.4 million for the three months ended June 30, 2010, an increase of 2.6% over $62.8 million for the three months ended March 31, 2010, and an increase of 11.0% over $58.0 million for the three months ended June 30, 2009.

On-net revenue was $50.3 million for the three months ended June 30, 2010, an increase of 1.2% over $49.6 million for the three months ended March 31, 2010, and an increase of 8.2% over $46.5 million for the three months ended June 30, 2009.  On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $13.4 million for the three months ended June 30, 2010, an increase of 8.6% over $12.3 million for the three months ended March 31, 2010, and an increase of 26.6% over $10.6 million for the three months ended June 30, 2009. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.8 million for the three months ended June 30, 2010, $0.8 million for the three months ended March 31, 2010, and $1.0 million for the three months ended June 30, 2009.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 7.8% to $18.9 million for the three months ended June 30, 2010 from $17.5 million for the three months ended March 31, 2010, and increased 13.3% from $16.7 million for the three months ended June 30, 2009.   EBITDA, as adjusted, margin was 29.3% for the three months ended June 30, 2010, 27.9% for the three months ended March 31, 2010, and 28.7% for the three months ended June 30, 2009.

Basic and diluted net (loss) per share was $(0.02) for the three months ended June 30, 2010, $(0.01) for the three months ended March 31, 2010, and $(0.10) for the three months ended June 30, 2009.

Total customer connections increased 5.1% to 23,376 as of June 30, 2010 from 22,237 as of March 31, 2010, and increased 14.4% from 20,428 as of June 30, 2009. On-net customer connections increased 6.1% to 19,193 as of June 30, 2010 from 18,097 as of March 31, 2010 and increased 20.0% from 15,988 as of June 30, 2009.  Off-net customer connections increased 3.0% to 3,408 as of June 30, 2010 from 3,310 as of March 31, 2010 and increased 3.6% from 3,291 as of June 30, 2009.  Non-core customer connections were 775 as of June 30, 2010, 830 as of March 31, 2010 and 1,149 as of June 30, 2009.

The number of on-net buildings increased by 28 on-net buildings to 1,503 on-net buildings as of June 30, 2010 from 1,475 on-net buildings as of March 31, 2010, and increased by 114 on-net buildings from 1,389 on-net buildings as of June 30, 2009.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 5, 2010 to discuss Cogent’s operating results for the second quarter of 2010 and Cogent’s expectations for full year 2010.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 145 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$44,293	$46,453	$48,050	$49,667	$49,635	$50,253
% Change from previous Qtr.	-1.1%	4.9%	3.4%	3.4%	-0.1%	1.2%
Off-Net revenue	$9,867	$10,562	$11,127	$11,791	$12,316	$13,370
% Change from previous Qtr.	7.7%	7.0%	5.3%	6.0%	4.5%	8.6%
Non-Core revenue (1)	$916	$976	$1,052	$1,053	$825	$772
% Change from previous Qtr.	-8.7%	6.6%	7.8%	0.1%	-21.7%	-6.4%
Service revenue — total	$55,076	$57,991	$60,229	$62,511	$62,776	$64,395
% Change from previous Qtr.	0.3%	5.3%	3.9%	3.8%	0.4%	2.6%
Network operations expenses (2)	$24,118	$24,511	$26,375	$27,597	$28,051	$29,129
% Change from previous Qtr.	1.5%	1.6%	7.6%	4.6%	1.6%	3.8%
Gross profit (2)	$30,958	$33,480	$33,854	$34,914	$34,725	$35,266
% Change from previous Qtr.	-0.7%	8.1%	1.1%	3.1%	-0.5%	1.6%
Gross profit margin (2)	56.2%	57.7%	56.2%	55.9%	55.3%	54.8%
Selling, general and administrative expenses (3)	$17,068	$16,962	$16,847	$17,593	$17,401	$16,390
% Change from previous Qtr.	3.3%	-0.6%	-0.7%	4.4%	-1.1%	-5.8%
Depreciation and amortization expense	$14,576	$15,271	$15,282	$14,784	$13,471	$14,099
% Change from previous Qtr.	-2.6%	4.8%	0.1%	-3.3%	-8.9%	4.7%
Equity-based compensation expense	$3,814	$2,350	$1,267	$1,176	$1,165	$1,796
% Change from previous Qtr.	-10.5%	-38.4%	-46.1%	-7.2%	-0.9%	54.2%
Operating (loss) income	$(4,500)	$(1,103)	$458	$1,361	$2,688	$2,981
% Change from previous Qtr.	1.8%	75.5%	141.5%	197.2%	97.5%	10.9%
EBITDA, as adjusted (4)	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880
% Change from previous Qtr.	-5.2%	20.0%	2.0%	2.2%	0.7%	7.8%
EBITDA, as adjusted margin (4)	25.2%	28.7%	28.2%	27.8%	27.9%	29.3%
Net loss	$(8,160)	$(4,453)	$(3,279)	$(1,259)	$(570)	$(883)
% Change from previous Qtr.	-177.8%	45.4%	26.4%	61.6%	54.7%	-54.9%
Basic and diluted net loss per common share	$(0.19)	$(0.10)	$(0.07)	$(0.03)	$(0.01)	$(0.02)
% Change from previous Qtr.	-176.0%	47.4%	30.0%	57.1%	66.7%	-100.0%
Weighted average common shares — basic and diluted	42,758,372	43,689,747	43,894,098	44,242,791	44,464,821	44,525,633
% Change from previous Qtr.	-0.1%	2.2%	0.5%	0.8%	0.5%	0.1%
Cash provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201
% Change from previous Qtr.	18.7%	1.7%	13.2%	10.8%	-6.3%	-0.7%
Capital expenditures	$11,746	$13,378	$16,676	$7,707	$11,333	$13,188
% Change from previous Qtr.	126.4%	13.9%	24.7%	-53.8%	47.0%	16.4%
Customer Connections — end of period
On-Net	14,674	15,988	16,633	17,188	18,097	19,193
% Change from previous Qtr.	3.7%	9.0%	4.0%	3.3%	5.3%	6.1%
Off-Net	3,008	3,291	3,290	3,236	3,310	3,408
% Change from previous Qtr.	-1.1%	9.4%	—%	-1.6%	2.3%	3.0%
Non Core (1)	564	1,149	1,065	925	830	775
% Change from previous Qtr.	-7.8%	103.7%	-7.3%	-13.1%	-10.3%	-6.6%
Total	18,246	20,428	20,988	21,349	22,237	23,376
% Change from previous Qtr.	2.5%	12.0%	2.7%	1.7%	4.2%	5.1%
Other — end of period
Buildings On-Net	1,355	1,389	1,421	1,451	1,475	1,503
Employees	548	536	569	578	583	571

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada) and dial-up Internet access services.

(2)          Excludes equity-based compensation expense of $76, $47, $25, $24, $47 and $95 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, respectively.

(3)          Excludes equity-based compensation expense of $3,738, $2,303, $1,242, $1,152, $1,118 and $1,701 in the three months ended March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from asset related transactions of $152, $58, $185 and $4 in the three months ended June 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus gains on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010
($ In 000’s) — unaudited
Cash flows provided by operating activities	$12,816	$13,031	$14,751	$16,346	$15,309	$15,201
Changes in operating assets and liabilities	(1,486)	1,109	(333)	(530)	(188)	1,031
Cash interest expense and income tax expense	2,560	2,378	2,589	1,505	2,203	2,644
Gains on asset related transactions	—	152	—	58	185	4
EBITDA, as adjusted	$13,890	$16,670	$17,007	$17,379	$17,509	$18,880

Impact of foreign currencies on sequential quarterly service revenue

($ In 000’s) — unaudited	Q2 2010
Service revenue as reported — Q2 2010	$64,395
Impact of foreign currencies on service revenue	1,152
Service revenue - Q2 2010 , as adjusted (1)	$65,547
Service revenue as reported — Q1 2010	$62,776
Increase from Q1 2010 to Q2 2010 - (Service revenue as adjusted for Q2 2010 less service revenue as reported for Q1 2010)	$2,771
Percent increase (Increase from Q1 2010 to Q2 2010 divided by service revenue as reported for Q1 2010)	4.4%

(1)          Service revenue as adjusted is determined by translating the service revenue for the three months ended June 30, 2010 at the average foreign currency exchange rates for the three months ended March 31, 2010. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2009 AND JUNE 30, 2010
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31, 2009	June 30, 2010
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,929	$52,435
Accounts receivable, net of allowance for doubtful accounts of $2,516 and $3,132 respectively	22,877	22,620
Prepaid expenses and other current assets	8,045	10,499
Total current assets	86,851	85,554
Property and equipment, net	263,784	267,403
Deposits and other assets - $469 and $448 restricted, respectively	4,360	5,016
Total assets	$354,995	$357,973

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,781	$16,992
Accrued liabilities	17,609	16,556
Current maturities, capital lease obligations	5,643	9,562
Total current liabilities	36,033	43,110
Capital lease obligations, net of current maturities	104,021	99,816
Convertible senior notes, net of discount of $25,708 and $23,286, respectively	66,270	68,692
Other long term liabilities	4,187	4,092
Total liabilities	210,511	215,710
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 44,853,974 and 45,829,888 shares issued and outstanding, respectively	45	46
Additional paid-in capital	475,158	478,445
Accumulated other comprehensive income (loss)	1,976	(2,080)
Accumulated deficit	(332,695)	(334,148)
Total stockholders’ equity	144,484	142,263
Total liabilities and stockholders’ equity	$354,995	$357,973

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND JUNE 30, 2010
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2010
	(Unaudited)	(Unaudited)
Service revenue	$57,991	$64,395
Operating expenses:
Network operations (including $47 and $95 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	24,558	29,224
Selling, general, and administrative (including $2,303 and $1,701of equity-based compensation expense, respectively)	19,265	18,091
Depreciation and amortization	15,271	14,099
Total operating expenses	59,094	61,414
Operating (loss) income	(1,103)	2,981
Interest income and other, net	454	383
Interest expense	(3,888)	(4,148)
Loss before income taxes	(4,537)	(784)
Income tax benefit (provision)	84	(99)
Net loss	$(4,453)	$(883)

Net loss per common share:
Basic and diluted net loss per common share	$(0.10)	$(0.02)

Weighted-average common shares—basic and diluted	43,689,747	44,525,633

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND JUNE 30, 2010
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2010
	(Unaudited)	(Unaudited)
Service revenue	$113,066	$127,170
Operating expenses:
Network operations (including $123 and $142 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	48,752	57,323
Selling, general, and administrative (including $6,041 and $2,818 of equity-based compensation expense, respectively)	40,072	36,608
Depreciation and amortization	29,847	27,569
Total operating expenses	118,671	121,500
Operating (loss) income	(5,605)	5,670
Interest income and other, net	704	762
Interest expense	(7,633)	(8,241)
Loss before income taxes	(12,534)	(1,809)
Income tax (provision) benefit	(79)	356
Net loss	$(12,613)	$(1,453)

Net loss per common share:
Basic and diluted net loss per common share	$(0.29)	$(0.03)

Weighted-average common shares—basic and diluted	43,678,822	44,521,667

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND JUNE 30, 2010
(IN THOUSANDS)

	Six months Ended June 30, 2009	Six months Ended June 30, 2010
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$25,847	$30,510
Cash flows from investing activities:
Purchases of property and equipment	(25,124)	(24,521)
Maturities of short term investments	62	—
Purchase of other assets	(246)	—
Proceeds from dispositions of assets	95	234
Net cash used in investing activities	(25,213)	(24,287)
Cash flows from financing activities:
Purchases of common stock	(730)	—
Proceeds from exercises of stock options	19	77
Repayments of capital lease obligations	(11,352)	(8,517)
Net cash used in financing activities	(12,063)	(8,440)
Effect of exchange rate changes on cash	210	(1,277)
Net decrease in cash and cash equivalents	(11,219)	(3,494)
Cash and cash equivalents, beginning of period	71,291	55,929
Cash and cash equivalents, end of period	$60,072	$52,435

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.    The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy which could affect spending on Internet services; the impact of changing foreign exchange rates (in particular the Euro-USD exchange rate) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the Universal Service Fund; changes in government policy and/or regulation, including pending net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended June 30, 2010, to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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